UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 11, 2004	0-29768
Date of Report (Date of earliest event reported)	Commission File Number

24/7 REAL MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3995672
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1250 Broadway New York, New York 10001
(Address of Principal Executive Offices) (Zip Code)

(212) 231-7100
(Registrant’s telephone number, including area code)

Item 5.    Other Events.

On February 11, 2004, 24/7 Real Media, Inc. (“24/7 Real Media” or the “Company”) and Terra Lycos, a global Internet group announced the signing of a Services Agreement (the “Agreement”) and related agreements between 24/7 Real Media and Lycos, Inc. whereby the Company will provide media sales, ad serving and analytics technology and services for Lycos’ U.S. Web properties.  Under the Agreement, 24/7 Real Media’s sales force will represent the U.S. properties of Lycos for all display advertising.   Lycos U.S. operates a network of highly branded Web sites which include: Quote.com, Tripod.com, Angelfire.com, HotBot.com, Matchmaker.com, and Wired News (Wired.com).   Terra Lycos will utilize Open AdStream®, the Company’s ad management technology, to serve ads for all Lycos U.S. Web properties.  Additionally, all Lycos U.S. properties will deploy Insight XE™, 24/7’s Web analytics technology.  The Agreement provides for certain transition and minimum annual royalty payments by the Company to Lycos.  Based on information currently available to it, the Company tentatively projects that the agreement will generate $11-$15 million in revenue for it in the first 12 months.

The foregoing description of the Company’s agreement with Lycos is only a summary and is qualified in its entirety by reference to the Agreement filed herewith as Exhibit 99.2, which is incorporated by reference herein in its entirety.

Caution concerning forward-looking statements

This Current Report on Form 8-K includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein because of changes in economic, business, competitive and/or regulatory factors. More detailed information about those factors is set forth in our other filings with the Securities and Exchange Commission. In addition, the following factors, among others, could cause actual results to differ materially from those described herein: unanticipated accounting adjustments, transition risks including technology and management risks, enhanced competition, an adverse change in the market for Internet advertising, decreases in the level of advertising inventory made available to us under the Agreement, and other economic, business, competitive and/or regulatory factors affecting the businesses of 24/7 Real Media or Lycos. The information provided in this Current Report on Form 8-K is based on limited information available to the Company at this time, and is subject to change. All information in this release is current as of February 11, 2004. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements as a result of new information, future events or otherwise.

Exhibits.

99.1         Press Release of 24/7 Real Media, Inc., dated February 11, 2004, entitled “Lycos U.S. Enters Multi-Year Comprehensive Media Sales And Technology Agreement With 24/7 Real Media.”

99.2         Services Agreement between Lycos, Inc. and 24/7 Real Media, Inc. dated February 11, 2004.*

* Exhibits and Schedules are omitted but will be furnished to the Commission supplementally upon request.

Item 9.    Regulation FD Disclosure.

In accordance with SEC Release No. 33-8216, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

A press release announcing the Agreement was issued by Lycos and the Company on February 11, 2004 and is furnished herewith as Exhibit 99.1 and is incorporated by reference in its entirety under this Item 9 only.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

24/7 REAL MEDIA, INC.

Date: February 11, 2004	By:	/s/Mark E. Moran
		Name:	Mark E. Moran
		Title:	Executive Vice President and General Counsel